EXHIBIT 10.2


                                                April 8, 1997

SLM International, Inc.
c/o Maska U.S., Inc.
77 Route 25
Pierson Industrial Park
Bradford, VT 05033


                      AMENDMENT TO CASH OPTION AGREEMENT

Dear Sirs:

     Reference is made to the letter agreement, dated January 6, 1997 (the "Cash Option Agreement"), between Wellspring Associates L.L.C. ("Wellspring") and SLM International, Inc. (the "Company"), with respect to the purchase by Wellspring of shares of Issued New Common Stock that would otherwise be distributed to the holders of certain unsecured claims who timely avail themselves of the Cash Option. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the First Amended Joint Chapter 11 Plan dated November 12, 1996, as modified, of the Company and certain of its subsidiaries (the "Amended Plan") .

     The parties hereto agree as follows:

     1. The introductory paragraph of the Cash Option Agreement is hereby amended to read as follows:

          "The purpose of this letter is to confirm the agreement between Wellspring Associates, L.L.C. ("Wellspring") and SLM International, Inc. (the "Company") with respect to the purchase, on the terms and conditions hereinafter set forth, by Wellspring of shares of Issued New Common Stock (as such term is defined in the First Amended Plan of Reorganization for the Company and certain of its affiliates, dated as of November 12, 1996, as modified, (the "Amended Plan")) that would otherwise be distributed to the holder of the NHLE Claims under Section 4.D. of the Amended Plan and the holders of the Allowed Maska U.S. Unsecured Claims


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     and Allowed Non-Maska Unsecured claims who timely avail themselves of the
     Cash Option in accordance with Sections 4.G.3 or 4.H.3 and, in each case, 6.C.3 of the Amended Plan (such shares, collectively, the "Shares"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Amended Plan."

     2. Paragraph 3 of the Cash Option Agreement is hereby amended to read as follows:

          "3. Closing. The first closing of the transaction provided for in this letter agreement (the "First Closing") shall take place on the later of (i) the Effective Date and (ii) the first business day following the date on which each of the conditions set forth immediately above shall have been satisfied or waived. In addition, a subsequent closing or closings (together with the First Closing, the "Closings") shall occur on each of
     (A) any Subsequent Distribution Date (as such term is defined in the Amended Plan) that occurs no later than six months after the Effective Date and (B) the date that is two business days after the date on which the Company shall have provided Wellspring with a list of holders of Allowed Maska U.S. Unsecured Claims or Allowed Non-Maska Unsecured Claims who have elected the Cash Option and the allowed amount of each such holder's claim. At each Closing, the Company shall deliver certificates representing the Shares to be purchased at such Closing to Wellspring conveying to Wellspring good and valid title to such Shares, free and clear of all liens (other than such liens as may have been or may be created by and through Wellspring) and Wellspring shall cause an amount equal to the product of
     (i) the number of Shares to be purchased at such Closing multiplied by (ii) $8.50 to be paid by wire transfer of immediately available funds to an account of the Company or of the Disbursing Agent, such account to be designated by the Company by written notice to Wellspring at least 3 business days prior to such Closing."

     3. Paragraph 12 of the Cash Option Agreement is hereby amended to change the address of the Company as follows:

                  SLM International, Inc.
                  c/o Maska U.S., Inc.
                  77 Route 25
                  Pierson Industrial Park
                  Bradford, Vermont 05033


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     4. Except as amended hereby, the provisions of the Cash Option Agreement will continue in full force and effect in accordance with the terms thereof.

     If the foregoing is acceptable to you, please execute and return to Wellspring the duplicate copy of this letter enclosed herewith, whereupon this letter shall become a binding agreement between us.



                                    WELLSPRING ASSOCIATES, L.L.C.


                                    By:  /s/ DOUGLAS W. ROTATORI
                                         --------------------------------------
                                         Name:  Douglas W. Rotatori
                                         Title: Principal



                                     SLM INTERNATIONAL, INC.


                                     By: /s/ RUSSELL J. DAVID
                                         --------------------------------------
                                         Name:  Russell J. David
                                         Title: Vice President, Finance


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